UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2009

______________________________

SYSTEMAX INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13792	11-3262067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Harbor Park Drive
Port Washington, New York 11050
(Address of principal executive offices)

(516) 608-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 30, 2009, the Company entered into amendments to its employment agreements with Gilbert Fiorentino, Chief Executive of the Company’s Technology Products Group, and Lawrence P. Reinhold, Executive Vice President and Chief Financial Officer of the Company, in order to effect ministerial modifications in accordance with applicable tax regulations.  These amendments do not increase their compensation or create additional expense for the Company.  The amendments are attached hereto as Exhibits 10.1, 10.2 and 10.3 and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment No. 1 to Employment Agreement between Gilbert Fiorentino and the Company.

10.2	Amendment No. 1 to Restricted Stock Unit Agreement between Gilbert Fiorentino and the Company.

10.3	Amendment No. 1 to Employment Agreement between Lawrence P. Reinhold and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMAX INC.

By:	/s/ Curt Rush
Name:	Curt Rush
Title:	General Counsel and Secretary

Date:  December 30, 2009

Exhibit Index

10.1	Amendment No. 1 to Employment Agreement between Gilbert Fiorentino and the Company.

10.2	Amendment No. 1 to Restricted Stock Unit Agreement between Gilbert Fiorentino and the Company.

10.3	Amendment No. 1 to Employment Agreement between Lawrence P. Reinhold and the Company.